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                                    Exhibit 5

                           LONG ALDRIDGE & NORMAN LLP
                           303 Peachtree Street, N.E.
                                   Suite 5300
                             Atlanta, Georgia 30308




                                  July 20, 1999

American Business Products, Inc.
2100 RiverEdge Parkway, Suite 1200
Atlanta, Georgia   30328

         Re:      American Business Products, Inc.
                  1999 Incentive Compensation Plan -
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to American Business Products, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 1,009,076 shares (the "Shares") of common stock, par value $2.00 per share (the "Common Stock"), of the Company. The Shares represent shares of Common Stock that may be issued as restricted stock or performance share awards or acquired upon the exercise of options which have been granted or may be granted in the future under the 1999 Incentive Compensation Plan (the "Plan").

         The opinion hereinafter set forth is given to the Company pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings and the Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all



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documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and originals or copies of certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plan. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the following opinion:

         (1) the Shares, when issued as restricted stock or performance share awards in accordance with the terms of the Plan or upon the exercise of options granted in accordance with the terms of the Plan against payment in full of the option exercise price therefor, if any, established in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            LONG ALDRIDGE & NORMAN LLP


                                            By: /s/ Leonard A. Silverstein
                                                --------------------------------
                                                Leonard A. Silverstein